FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST

 and

TRANSWESTERN ADVISORS

(FORMERLY BBW CAPITAL ADVISORS)

      THIS FIRST AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT  is made and entered into as of December 2, 2013, between Northern Lights Fund Trust, a Delaware statutory trust (the "Trust"), and TransWestern Advisors (formerly BBW Capital Advisors., a Colorado Limited Liability Company (the "Adviser") located at 1743 Wazee Street, Suite 250, Denver, Colorado 80202. ..

RECITALS:

     WHEREAS, the parties previously entered into that certain Investment Advisory Agreement between Northern Lights Fund Trust and BBW Capital Advisors dated as of August 12, 2010 (the “Agreement”);

     WHEREAS, the Adviser subsequently changed its name from BBW Capital Advisors to TransWestern Advisors and the purpose of this Amendment is acknowledge and reflect the new name of the Adviser;

     NOW, THEREFORE, the parties hereto agree as follows:

1.

The Agreement is hereby Amended to reflect the new name of the Adviser, TransWestern Advisors, and all references to BBW Capital Advisors shall be replaced with TransWestern Advisors.

2.  The parties acknowledge and agree that all provisions of the Agreement remain in full force and effect.

3.  The Adviser hereby represents and confirms that there has not been any change in the ownership or management of the Adviser since the execution of the Agreement, nor any event or action that may constitute a change in “control,” as that term is defined in Section 2 of the Investment Company Act of 1940 ..

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

NORTHERN LIGHTS FUND TRUST

By: /s/ Andrew Rogers

Name: Andrew Rogers

Title:   President

TRANSWESTERN ADVISORS

                               By: /s/ Kendrik de Koning

                               Name: Kendrik de Koning

                               Title: President